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                                                                      Exhibit 99





SEPT. 29, 1998
FOR IMMEDIATE RELEASE



NATIONWIDE FINANCIAL SERVICES, INC.
CONFIRMS DISCUSSIONS ON PILGRIM BAXTER

COLUMBUS, OHIO - Nationwide Financial Services, Inc. (NYSE: NFS) is involved in discussions with United Asset Management Corporation (NYSE: UAM) regarding the possible acquisition of that company's investment management affiliate, Pilgrim Baxter & Associates.

There can be no assurance as to the outcome of the discussions. If and when a definitive agreement is reached, more information on the transaction will be released. Until then, the company cannot discuss the status or content of discussions.

NFS is a leading provider and distributor of long-term savings and retirement products to retail and institutional customers throughout the United States. It is the country's fifth largest life insurer, based on 1997 statutory premiums and deposits of $10.3 billion and is ranked 13th by 1997 assets of nearly $60 billion. It is the country's third largest writer of individual variable annuities.

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